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                         NOTICE OF GUARANTEED DELIVERY

                                      for
                           Tender of all Outstanding
                       10 3/4% Senior Subordinated Notes
                                   due 2004
                              in Exchange for New
                  10 3/4% Senior Subordinated Notes due 2004


                                      of


                            PRIME SUCCESSION, INC.
            (formerly known as Prime Succession Acquisition Corp.)


         Registered holders of outstanding 10 3/4% Senior Subordinated Notes due 2004 (the "Notes") who wish to tender their Notes in exchange for a like principal amount of new 10 3/4% Senior Subordinated Notes due 2004 (the "Exchange Notes") and whose Notes are not immediately available or who cannot deliver their Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to United States Trust Company of New York (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer--Tender Procedure" in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                    UNITED STATES TRUST COMPANY OF NEW YORK

               By Hand:                                  By Mail:
United States Trust Company of New York      (insured or registered recommended)
      111 Broadway--Lower Level          United States Trust Company of New York
       New York, New York 10006                        P.O. Box 843
      Attention: Corporate Trust                   Peter Cooper Station
                                                 New York, New York 10276
                                                Attention: Corporate Trust

          By Overnight Express:
 United States Trust Company of New York
        770 Broadway, 13th Floor
        New York, New York 10003
Attention: Corporate Trust Services Window


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                                 By Facsimile:
                                (212) 420-6152
                       (For Eligible Institutions Only)

                                 By Telephone:
                                (800) 548-6565


         Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

         The undersigned hereby tenders the principal amount of Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated _________ __, 1996 of Prime Succesion, Inc. (formerly known as Prime Succession Acquisition Corp.) (the "Prospectus"), receipt of which is hereby acknowledged.


                      DESCRIPTION OF SECURITIES TENDERED


Name and address of registered
holder as it appears on the
10 3/4% Senior Subordinated     Certificate Number(s)       Principal Amount
Notes due 2004 ("Notes")        of Notes                    of Notes
(Please Print)                  Tendered                    Tendered
--------------------            --------------------        --------------------

--------------------            --------------------        --------------------

--------------------            --------------------        --------------------

--------------------            --------------------        --------------------

--------------------            --------------------        --------------------
                                      -2-

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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                   (not to be used for signature guarantee)

         The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
              -------------------------------     ------------------------------
                                                       (Authorized Signature)

Address:                                          Title:
         ------------------------------------            -----------------------

         ------------------------------------     Name:
                                   (Zip Code)            -----------------------
                                                         (Please type or print)

Area Code and Telephone Number:                   Date:
                                                         -----------------------
---------------------------------------------

         NOTE:  DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED
DELIVERY.  NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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